UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2021

Nxt-ID, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36616	46-0678374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Nxt-ID, Inc.

288 Christian Street

Hangar C 2nd Floor

Oxford, CT 06478

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 266-2103

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NXTD	The Nasdaq Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement.

On September 15, 2021 (the “Closing Date”), Nxt-ID, Inc., a Delaware corporation (the “Company”), sold an aggregate of (i) 27,887,500 shares of common stock, par value $0.0001 per share (the “Common Stock”), which includes 3,637,500 shares of Common Stock issued upon the exercise of the underwriters’ over-allotment option (the “Shares and (ii) accompanying warrants to purchase up to an aggregate of 27,887,500 shares of Common Stock, at an exercise price of $0.495 per share, subject to certain adjustments, which includes additional warrants issued upon the exercise of the underwriter’s over-allotment option to purchase up to an additional 3,637,500 shares of common stock (the “Warrants”), at a combined public offering price of $0.45 per Share and accompanying Warrant, pursuant to an underwriting agreement, dated as of September 14, 2021 (the “Underwriting Agreement”), between the Company and A.G.P/ Alliance Global Partners (the “Representative”) of the several underwriters named in the Underwriting Agreement. Pursuant to the Underwriting Agreement, the Company granted the underwriters a 45-day option to purchase up to 3,637,500 additional Shares and/or additional Warrants to purchase up to an additional 3,637,500 shares of Common Stock, which the underwriters exercised, in full, at closing.

The Shares and the Warrants were offered and sold to the public pursuant to the Company’s registration statement on Form S-1, as amended (File No. 333-259105), filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), which became effective on September 14, 2021.

The Warrants are not immediately exercisable, as the Company did not have a sufficient number of shares of Common Stock to reserve for issuance pursuant to the Warrants until the date (the “Initial Exercise Date”) that the Company’s stockholders approve an amendment to the Company’s certificate of incorporation to effect a reverse stock split of the shares of Common Stock and/or increase the number of authorized shares of Common Stock so that there are a sufficient number of shares of Common Stock for issuance upon exercise of the Warrants. The Warrants will become exercisable on the Initial Exercise Date and will terminate on the date that is five years after the Initial Exercise Date. The exercise price of the Warrants is subject to customary adjustments for stock dividends, stock splits and other subdivisions, combinations and re-classifications, and will be reset on the date of the Company’s next reverse stock split to the lower of (i) the closing price per share of the Common Stock immediately prior to such reverse stock split, giving effect to the reverse stock split and (ii) the exercise price then in effect. The Warrants are also exercisable on a cashless basis, any time after the Initial Exercise Date, pursuant to the formula set forth in the Warrants.

On the Closing Date, the Company received gross proceeds, inclusive of proceeds from the full exercise of the over-allotment option, of approximately $12.5 million, before deducting underwriting discounts and commissions of 7% of the gross proceeds  (or 3.5% of the gross proceeds in the case of certain identified investors) and estimated Offering expenses. The Company intends to use the net proceeds from the Offering primarily for  new product development, working capital and liability reduction purposes.

The Underwriting Agreement contains customary representations, warranties, and covenants by the Company. It also provides for customary indemnification by each of the Company and the underwriters for losses or damages arising out of or in connection with the Offering, including for liabilities under the Securities Act, other obligations of the parties and termination provisions.

The total expenses of the Offering are estimated to be approximately  $915,000, which included the underwriting discounts and the Representative’s reimbursable expenses relating to the Offering.

On September 15, 2021, the Company also entered into voting agreements with certain investors in the Offering (the “Voting Agreements”). Pursuant to the terms of the Voting Agreements, such investors have agreed to vote all shares of Common Stock they beneficially own on and after September 15, 2021, including the Shares, with respect to the proposals presented by the Company to the stockholders of the Company at the Company’s next meeting of its stockholders in connection with the reverse split of the Company’s shares of Common Stock and shares of Series C Non-Convertible Voting Preferred Stock, par value $0.0001 per share, which meeting is expected to be held on or before October 15, 2021, including at every adjournment or postponement thereof, or any subsequent meeting of its stockholders duly called for the same or similar purposes. For clarity, each investor’s agreement to vote its shares of Common Stock in accordance with the immediately preceding sentence, does not require the such investor to vote its shares for or against any particular proposal or proposals, whether or not such proposal or proposals are recommended by the Company’s board of directors.

The final prospectus relating to the Offering was filed with the SEC on September 15, 2021, and is available on the SEC’s website at http://www.sec.gov. Copies of the final prospectus relating to the Offering may be obtained from the SEC’s website or from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060.

The foregoing summary of the terms of the Underwriting Agreement does not purport to be complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing summary of the terms of the Warrants and the Voting Agreements also do not purport to be complete and are qualified in their entirety by reference to the full text of such documents which were filed as exhibits to Amendment No. 1 to Form S-1 Registration Statement filed by the Company with the SEC on September 14, 2021 (File No. 333-259105) and are incorporated herein by reference.

Item 8.01

On September 15, 2021, the Company issued a press release with respect to the Company’s entering into the Underwriting Agreement and pricing of the Offering. A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. The information in this Item 8.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Current Report on Form 8-K in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

1.1*	Underwriting Agreement between Nxt-ID, Inc. and A.G.P./Alliance Global Partners, dated September 14, 2021
4.1	Form of Warrant (1)
10.1	Form of Voting Agreement by and between the Company and certain Investors (1)
99.1*	Press release dated September 15, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith

(1)	Filed as an exhibit to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-259105) with the SEC on September 14, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2021	Nxt-ID, Inc.

	By:	/s/ Chia-Lin Simmons
	Name:	Chia-Lin Simmons
	Title:	Chief Executive Officer

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